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                                                                   EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Registration Statement of Graham Packaging Company, L.P., GPC Capital Corp. I and Graham Packaging Holdings Company on Form S-4 of our report dated February 14, 2003 relating to the consolidated financial statements and financial statement schedules of Graham Packaging Holdings Company, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
September 15, 2003